Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	October 19, 2021
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, Founder & Chief Executive Officer
David A. Dykstra, Vice Chairman & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Third Quarter 2021 Net Income of $109.1 million and Year-To-Date Net Income of $367.4 million

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust”, “the Company”, "we" or "our") (Nasdaq: WTFC) announced net income of $109.1 million or $1.77 per diluted common share for the third quarter of 2021, an increase in diluted earnings per common share of 4% compared to the second quarter of 2021 and an increase of 6% compared to the third quarter of 2020. The Company recorded net income of $367.4 million or $6.00 per diluted common share for the first nine months of 2021 compared to net income of $191.8 million or $3.06 per diluted common share for the same period of 2020.

Highlights of the Third Quarter of 2021:
Comparative information to the second quarter of 2021
•Total loans, excluding Paycheck Protection Program ("PPP") loans, increased by $1.2 billion, or 15% on an annualized basis.
◦Core loans increased by $701 million and niche loans increased by $449 million. See Table 1 for more information.
•PPP loans declined by $797 million in the third quarter of 2021 primarily as a result of processing forgiveness payments.
•Total assets increased by $1.1 billion.
•Total deposits increased by $1.1 billion, including a $459 million increase in non-interest bearing deposits.
•Net interest income increased by $7.9 million as compared to the second quarter of 2021 as follows:
◦Increased $16.3 million primarily due to earning asset growth and a nine basis point decline in deposit costs.
◦Increased $3.0 million due to one additional day in the quarter.
◦Decreased by $11.4 million due to $3.6 million of less PPP interest income and $7.8 million of less PPP fee income.
•Net interest margin decreased by four basis points primarily due to increased liquidity.
•Recorded no material net charge-offs in the third quarter of 2021 as compared to very minimal net charge-offs of $1.9 million in the second quarter of 2021.
•Recorded a negative provision for credit losses of $7.9 million in the third quarter of 2021 as compared to a negative provision for credit losses of $15.3 million in the second quarter of 2021.
•The allowance for credit losses on our core loan portfolio is approximately 1.38% of the outstanding balance as of September 30, 2021, down from 1.49% as of June 30, 2021. See Table 12 for more information.
•Non-performing loans remained low at 0.27% of total loans, as of September 30, 2021, unchanged from the second quarter of 2021.
•Mortgage banking revenue increased to $55.8 million for the third quarter of 2021 as compared to $50.6 million in the second quarter of 2021.
•Tangible book value per common share (non-GAAP) increased to $58.32 as compared to $56.92 as of June 30, 2021. See Table 18 for reconciliation of non-GAAP measures.
•Repurchased 134,062 shares of our common stock at a cost of $9.5 million, or an average price of $71.13 per share.

Edward J. Wehmer, Founder and Chief Executive Officer, commented, "The third quarter of 2021 was characterized by significant organic loan and deposit growth, increased net interest income, strong mortgage banking revenue, record wealth management revenue, tangible book value growth and very good credit quality metrics. Wintrust reported net income of $109.1 million for the third quarter of 2021, up from $105.1 million in the second quarter of 2021. On a year-to-date basis, net income totaled $367.4 million for the first nine months of 2021, up from $191.8 million in the first nine months of 2020, a 92% increase. The Company continues to grow as total assets of $47.8 billion as of September 30, 2021 increased by $1.1 billion as compared to June 30, 2021 and increased by $4.1 billion as compared to September 30, 2020."

Mr. Wehmer continued, "The Company experienced significant loan growth, excluding PPP loans, of $1.2 billion or 15%, on an annualized basis in the third quarter of 2021, including growth in its commercial, commercial real estate, residential real estate loans for investment, commercial insurance premium finance receivable and life insurance premium receivable portfolios. Growth was particularly strong in the commercial loan portfolio due to new customer relationships and a slight increase in line of credit utilization. We are still experiencing historically low commercial line of credit utilization and feel confident that we can continue to grow loans given our robust loan pipelines and diversified loan portfolio. Total deposits increased by $1.1 billion as compared to the second quarter of 2021 primarily in products with zero or near zero interest rates contributing to a decrease in our cost of funds. We continue to emphasize growing our franchise, including gathering low cost deposits, which we believe will drive value in the long term. Our loans to deposits ratio ended the quarter at 83.3% and we believe that we have sufficient liquidity to meet customer loan demand."

Mr. Wehmer commented, "Net interest income increased by $7.9 million in the third quarter of 2021 primarily due to earning asset growth and a decline in deposit costs. Even amid a challenging interest rate environment, the Company has managed to increase net interest income for four quarters in a row. Especially noteworthy this quarter was that net interest income increased considerably despite recording $11.4 million of less interest income on PPP loans. This demonstrates that our growth strategy has been able to replace PPP loans and sustain loan portfolio growth benefiting future quarters. Net interest margin decreased by four basis points in the third quarter of 2021 as compared to the second quarter of 2021 primarily due to increased liquidity. Excluding the unfavorable net interest margin impact from increased liquidity, the margin exhibited improvement as the rate on deposits declined nine basis points as compared to a two basis point decline in loan yields. We continue to monitor our excess liquidity position and the available market returns on investments. We believe that deploying liquidity could potentially increase our net interest margin and net interest income. Additionally, we remain in an asset sensitive interest rate position which should allow our net interest income and net interest margin to benefit from future increases in interest rates."

Mr. Wehmer noted, “We recorded mortgage banking revenue of $55.8 million in the third quarter of 2021 as compared to $50.6 million in the second quarter of 2021. Loan volumes originated for sale in the third quarter of 2021 were $1.6 billion, down from $1.7 billion in the second quarter of 2021. However, production margin improved in the third quarter of 2021 as compared to the second quarter of 2021. Additionally, the Company recorded an $888,000 decrease in the value of mortgage servicing rights related to changes in fair value model assumptions as compared to a $5.5 million decrease recognized in the second quarter of 2021. Based on current market conditions, we expect that mortgage originations will decline by 20-30% in the fourth quarter of 2021 as compared to the third quarter of 2021 due to the seasonal decline in home purchase activity and declining refinance volumes.

Commenting on credit quality, Mr. Wehmer stated, "The Company recorded no material net charge-offs in third quarter of 2021. This follows the second quarter of 2021 which also exhibited very low levels of net charge-offs totaling $1.9 million. The recent results demonstrate Wintrust’s conservative credit underwriting approach and our continued diligence in timely addressing problem credits. The Company recorded a negative provision for credit losses of $7.9 million in the third quarter of 2021 primarily related to improving credit quality in the loan portfolio. The level of non-performing loans remained historically low and unchanged at 0.27% of total loans as of both September 30, 2021 and June 30, 2021. The allowance for credit losses on our core loan portfolio as of September 30, 2021 is approximately 1.38% of the outstanding balance. We believe that the Company’s reserves remain appropriate and we remain diligent in our review of credit."

Mr. Wehmer concluded, "Our third quarter of 2021 results continued to demonstrate the multi-faceted nature of our business model which we believe uniquely positions us to be successful. We expect to leverage our differentiated, diversified loan portfolio to outperform peers with respect to loan growth which should allow us to continue to expand net interest income. We are focused on taking advantage of market opportunities to prudently deploy excess liquidity into earning assets including core and niche loans and investment securities while maintaining an interest rate sensitive asset portfolio. We are opportunistically evaluating the acquisition market which has been active for both banks and business lines of various sizes. Of course, we remain diligent in our consideration of acquisition targets and will be prudent in our decision-making, always seeking to minimize dilution."

The graphs below illustrate certain financial highlights of the third quarter of 2021 as well as historical financial performance. See "Supplemental Non-GAAP Financial Measures/Ratios" at Table 18 for additional information with respect to non-GAAP financial measures/ratios, including the reconciliations to the corresponding GAAP financial measures/ratios.

Net Income - 5 Quarter Trend
$ in Millions
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
$107.3
$101.2
$153.1
$105.1
$109.1
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021

Total average interest-bearing deposits with banks and cash equivalents as a percentage of total average earning assets - 5 Quarter Trend
$ in Billions
$50
$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
14%
12%
10%
8%
6%
4%
$39.8
$40.7
$41.9
$42.9
$44.2
8.6%
10.8%
10.1%
9.0%
11.6%
$3.4
$4.4
$4.2
$3.8
$5.1
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Total average earning assets
Total average interest-bearing deposits with banks and cash equivalents
Total average interest-bearing deposits with banks and cash equivalents as a percentage of total average earning assets

Pre-tax income, excluding provision for credit losses (non-GAAP) - Q3 2021 compared to Q2 2021
$ in Millions
$190
$180
$170
$160
$150
$140
$130
$120
$110
$100
$90
$128.9
$19.3
$(11.4)
$5.2
$(3.7)
$2.0
$(4.0)
$2.3
$3.2
$141.8
Q2 2021
Net Interest Income (excl. PPP Int. Inc.)
PPP Interest Income
Mortgage Banking Revenue
Gains/losses on investment securities, net
Interest rate swap fees
Gain on sale of branches (in Q2 2021)
OREO Expense, net
Other
Q3 2021

Pre-tax income, excluding provision for credit losses, adjusted for net charge-offs ("NCO") (non-GAAP) - 5 Quarter Trend
$ in Millions
$180
$165
$150
$135
$120
$105
$90
$75
$60
$162.3
$153.0
$135.9
$125.6
$161.5
$148.2
$128.9
$126.9
$141.8
$141.8
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Pre-Tax, Pre-Provision Income
Pre-Tax, Pre-Provision Income, less NCO

Net Interest Income - 5 Quarter Trend
$ in Millions
$300
$285
$270
$255
$240
$225
$210
$255.9
$259.4
$261.9
$279.6
$287.5
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021

Tangible Book Value per Common Share (non-GAAP) -
5 Quarter Trend
$60.00
$58.00
$56.00
$54.00
$52.00
$50.00
$48.00
$51.70
$53.23
$55.42
$56.92
$58.32
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021

Total Assets - 5 Quarter Trend
$ in Billions
$50.0
$48.0
$46.0
$44.0
$42.0
$40.0
$43.7
$45.1
$45.7
$46.7
$47.8
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021

Total Loans - 5 Quarter Trend
$ in Billions
$34.0
$32.0
$30.0
$28.0
$26.0
$24.0
$32.1
$3.4
$28.7
$32.1
$2.7
$29.4
$33.2
$3.3
$29.9
$32.9
$1.9
$31.0
$33.3
$1.1
$32.2
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021
Total Loans, excluding PPP loans
PPP Loans

Total Deposits - 5 Quarter Trend
$ in Billions
$42.0
$39.0
$36.0
$33.0
$35.8
$37.1
$37.9
$38.8
$40.0
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021

Non-Performing Assets as a percentage of Total Assets -
5 Quarter Trend
0.60%
0.50%
0.40%
0.30%
0.20%
0.42%
0.32%
0.25%
0.22%
0.22%
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021

Annualized Quarterly Net Charge-Offs as a percentage of Average Total Loans - 5 Quarter Trend
0.30%
0.25%
0.20%
0.15%
0.10%
0.05%
0.00%
0.12%
0.13%
0.17%
0.02%
0.00%
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021

Allowance for Credit Losses as a percentage of Non-Accrual Loans - 5 Quarter Trend
400.00%
350.00%
300.00%
250.00%
200.00%
150.00%
100.00%
241.93%
332.82%
341.29%
367.64%
352.70%
Q3 2020
Q4 2020
Q1 2021
Q2 2021
Q3 2021

SUMMARY OF RESULTS:

BALANCE SHEET

Total asset growth of $1.1 billion in the third quarter of 2021 was primarily comprised of a $525 million increase in interest bearing deposits with banks and a $1.2 billion increase in total loans, excluding PPP loans. These increases were partially offset by a $797 million decrease in PPP loans and a $59.7 million decrease in mortgage loans held-for-sale. As of September 30, 2021, approximately 95% of PPP loan balances originated in 2020 were forgiven with nearly all of the remaining loan balance in the forgiveness review or submission process. Whereas, as of September 30, 2021, approximately 32% of PPP loan balances originated in 2021 were forgiven, 16% are in the forgiveness review or submission process and 52% have yet to apply for forgiveness. Total loans, excluding PPP loans, increased by $1.2 billion primarily due to growth in the commercial, commercial real estate, residential real estate loans for investment, commercial insurance premium finance receivable and life insurance premium receivable portfolios. The Company believes that the $5.2 billion of interest-bearing deposits with banks held as of September 30, 2021 provides more than sufficient liquidity to operate its business plan with the ability to deploy excess liquidity into higher yielding investments when market returns improve.

Total liabilities increased $1.0 billion in the third quarter of 2021 resulting primarily from a $1.1 billion increase in total deposits. The increase in deposits was primarily due to a $914 million increase in money market deposits and a $459 million increase in non-interest bearing deposits. The Company's loans to deposits ratio ended the quarter at 83.3%. Management believes in substantially funding the Company's balance sheet with core deposits and utilizes brokered or wholesale funding sources as appropriate to manage its liquidity position as well as for interest rate risk management purposes.

For more information regarding changes in the Company’s balance sheet, see Consolidated Statements of Condition and Tables 1 through 3 in this report.

NET INTEREST INCOME

For the third quarter of 2021, net interest income totaled $287.5 million, an increase of $7.9 million as compared to the second quarter of 2021 and an increase of $31.6 million as compared to the third quarter of 2020. The $7.9 million increase in net interest income in the third quarter of 2021 compared to the second quarter of 2021 was primarily due to earning asset growth and a decline in deposit costs. Additionally, the net interest income growth occurred despite a decline of $11.4 million due to $3.6 million of less PPP interest income and $7.8 million of less PPP fee income. As of September 30, 2021, the Company had approximately $24.8 million of net PPP loan fees that have yet to be recognized in income.

Net interest margin was 2.58% (2.59% on a fully taxable-equivalent basis, non-GAAP) during the third quarter of 2021 compared to 2.62% (2.63% on a fully taxable-equivalent basis, non-GAAP) during the second quarter of 2021 and up from 2.56% (2.57% on a fully taxable-equivalent basis, non-GAAP) during the third quarter of 2020. The net interest margin decrease as compared to the prior quarter was primarily due to the 10 basis point decrease in yield on earning assets and two basis point decrease in the net free funds contribution partially offset by an eight basis point decrease in the rate paid on interest-bearing liabilities. The decrease in the rate paid on interest-bearing liabilities in the third quarter of 2021 as compared to the prior quarter is primarily due to a nine basis point decrease in the rate paid on interest-bearing deposits primarily due to lower repricing of time deposits. The 10 basis point decrease in the yield on earning assets in the third quarter of 2021 as compared to the second quarter of 2021 was primarily due to a shift in earning asset mix with increasing levels of low yielding liquidity management assets.

For more information regarding net interest income, see Tables 4 through 8 in this report.

ASSET QUALITY

The allowance for credit losses totaled $296.1 million as of September 30, 2021, a decrease of $8.0 million as compared to $304.1 million as of June 30, 2021. The allowance for credit losses decreased primarily due to improving credit quality in the loan portfolio which was partially offset by uncertainty in the positive directionality of macroeconomic factors. A negative provision for credit losses totaling $7.9 million was recorded for the third quarter of 2021 compared to a negative provision of $15.3 million for the second quarter of 2021 and $25.0 million of expense for the third quarter of 2020. For more information regarding the provision for credit losses, see Table 11 in this report.

Management believes the allowance for credit losses is appropriate to account for expected credit losses. The Current Expected Credit Losses ("CECL") accounting standard requires the Company to estimate expected credit losses over the life of the Company’s financial assets as of the reporting date. There can be no assurances, however, that future losses will not significantly exceed the amounts provided for, thereby affecting future results of operations. A summary of the allowance for credit losses calculated for the loan components in each portfolio as of September 30, 2021, June 30, 2021, and March 31, 2021 is shown on Table 12 of this report.

Net charge-offs totaled $2,000 in the third quarter of 2021, as compared to $1.9 million in the second quarter of 2021 and $9.3 million in the third quarter of 2020. Net charge-offs as a percentage of average total loans were reported as zero basis points in the third quarter of 2021 on an annualized basis compared to two basis points on an annualized basis in the second quarter of 2021 and 12 basis points on an annualized basis in the third quarter of 2020. For more information regarding net charge-offs, see Table 10 in this report.

As of September 30, 2021, $32.9 million of all loans, or 0.1%, were 60 to 89 days past due and $128.8 million, or 0.4%, were 30 to 59 days (or one payment) past due. As of June 30, 2021, $19.3 million of all loans, or 0.1%, were 60 to 89 days past due and $73.9 million, or 0.2%, were 30 to 59 days (or one payment) past due. Many of the commercial and commercial real-estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis.

The Company’s home equity and residential real estate loan portfolios continue to exhibit low delinquency rates as of September 30, 2021. Home equity loans at September 30, 2021 that are current with regard to the contractual terms of the loan agreement represent 98.6% of the total home equity portfolio. Residential real estate loans at September 30, 2021 that are current with regards to the contractual terms of the loan agreements comprised 98.4% of total residential real estate loans outstanding. For more information regarding past due loans, see Table 13 in this report.

The outstanding balance of COVID-19 related modified loans totaled approximately $72 million or 0.2% of total loans, excluding PPP loans as of September 30, 2021 as compared to $146 million or 0.5% as of June 30, 2021. The most significant proportion of outstanding modifications changed terms to interest-only payments.

The ratio of non-performing assets to total assets was 0.22% as of September 30, 2021, compared to 0.22% at June 30, 2021, and 0.42% at September 30, 2020. Non-performing assets totaled $103.9 million at September 30, 2021, compared to $103.3 million at June 30, 2021 and $182.3 million at September 30, 2020. Non-performing loans totaled $90.0 million, or 0.27% of total loans, at September 30, 2021 compared to $87.7 million, or 0.27% of total loans, at June 30, 2021 and $173.1 million, or 0.54% of total loans, at September 30, 2020. Other real estate owned ("OREO") totaled $13.8 million at September 30, 2021, a decrease of $1.7 million compared to $15.6 million at June 30, 2021 and an increase of $4.6 million compared to $9.2 million at September 30, 2020. Management is pursuing the resolution of all non-performing assets. At this time, management believes OREO is appropriately valued at the lower of carrying value or fair value less estimated costs to sell. For more information regarding non-performing assets, see Table 14 in this report.

NON-INTEREST INCOME

Wealth management revenue increased by $841,000 during the third quarter of 2021 as compared to the second quarter of 2021 primarily due to increased trust and asset management fees. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors, the brokerage commissions, managed money fees and insurance product commissions at Wintrust Investments and fees from tax-deferred like-kind exchange services provided by the Chicago Deferred Exchange Company.

Mortgage banking revenue increased by $5.2 million in the third quarter of 2021 as compared to the second quarter of 2021, primarily due to an $888,000 unfavorable mortgage servicing rights portfolio fair value adjustment as compared to a $5.5 million decrease recognized in the prior quarter related to changes in fair value model assumptions and a $1.7 million increase in production revenue. Loans originated for sale were $1.6 billion in the third quarter of 2021, a decrease of $165 million as compared to the second quarter of 2021. The percentage of origination volume from refinancing activities was 44% in the third quarter of 2021 as compared to 47% in the second quarter of 2021. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market.

During the third quarter of 2021, the fair value of the mortgage servicing rights portfolio increased primarily due to the capitalization of $15.5 million of servicing rights partially offset by a reduction in value of $8.6 million due to payoffs and paydowns of the existing portfolio and a fair value adjustment decrease of $888,000.

The Company recognized net losses on investment securities of $2.4 million in the third quarter of 2021 as compared to net gains of $1.3 million recognized in the second quarter of 2021.

Other non-interest income increased by $3.0 million in the third quarter of 2021 as compared to the second quarter of 2021 primarily due to a $2.0 million increase in interest rate swap fees and a $2.2 million increase in income on partnership investments. Other non-interest income during the second quarter of 2021 included a $4.0 million net gain recorded on the sale of three branches in southwestern Wisconsin.

For more information regarding non-interest income, see Tables 15 and 16 in this report.

NON-INTEREST EXPENSE

Salaries and employee benefits expense decreased by $1.9 million in the third quarter of 2021 as compared to the second quarter of 2021. The $1.9 million decline is primarily related to $6.3 million of lower compensation expense associated with the mortgage banking operation offset somewhat by higher incentive compensation expense for annual bonus and long-term incentive compensation plans during the third quarter relative to the second quarter.

Advertising and marketing expense totaled $13.4 million in the third quarter of 2021, an increase of $2.1 million as compared to the second quarter of 2021. The increase in the third quarter relates primarily to increased sponsorship activity for the summer months. Marketing costs are incurred to promote the Company's brand, commercial banking capabilities and various products, to attract loans and deposits and to announce new branch openings as well as the expansion of the Company's non-bank businesses. The level of marketing expenditures depends on the timing of sponsorship programs utilized which are determined based on the market area, targeted audience, competition and various other factors.

The Company recorded a net OREO gain of $1.5 million in the third quarter of 2021 as compared to a net expense of $769,000 in the second quarter of 2021. The net gain is primarily attributable to the sale of OREO properties during the third quarter of 2021.

Miscellaneous expense in the third quarter of 2021 increased by $2.2 million as compared to the second quarter of 2021. The increase was primarily impacted by approximately $1.7 million of more travel and entertainment expenses due to increased expenses associated with in-person client relationship meetings and conferences as well as some additional expense associated with an all-employee event to celebrate Wintrust’s 30th anniversary and to thank our employees for performing so well during the pandemic. Additionally, the third quarter of 2021 included a $271,000 reversal of contingent consideration expense related to the previous acquisition of mortgage operations as compared to a $1.4 million reversal of contingent consideration expense in the second quarter of 2021. The Company expects no additional material adjustments to the contingent consideration liability in future periods. Miscellaneous expense also includes ATM expenses, correspondent bank charges, directors fees, telephone, travel and entertainment, corporate insurance, dues and subscriptions, problem loan expenses and lending origination costs that are not deferred.

For more information regarding non-interest expense, see Table 17 in this report.

INCOME TAXES

The Company recorded income tax expense of $40.6 million in the third quarter of 2021 compared to $39.0 million in the second quarter of 2021 and $30.0 million in the third quarter of 2020. The effective tax rates were 27.12% in the third quarter of 2021 compared to 27.08% in the second quarter of 2021 and 21.83% in the third quarter of 2020. The lower effective tax rate in the third quarter of 2020 was a result of a $9.0 million state income tax benefit ($7.1 million after federal taxes) related to the settlement of an uncertain tax position in the quarter.

BUSINESS UNIT SUMMARY

Community Banking

Through its community banking unit, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the third quarter of 2021, this unit expanded its loan portfolio and its deposit portfolio. The segment’s net interest margin decreased in the third quarter of 2021 as compared to the second quarter of 2021 primarily due to increased liquidity.

Mortgage banking revenue was $55.8 million for the third quarter of 2021, an increase of $5.2 million as compared to the second quarter of 2021. Service charges on deposit accounts totaled $14.1 million in the third quarter of 2021, an increase of $900,000 as compared to the second quarter of 2021 primarily due to higher account analysis fees. The Company’s gross commercial and commercial real estate loan pipelines remained strong as of September 30, 2021. Before the impact of scheduled payments and prepayments, gross commercial and commercial real estate loan pipelines were estimated to be approximately $1.4 billion to $1.5 billion at September 30, 2021. When adjusted for the probability of closing, the pipelines were estimated to be approximately $900 million to $1.0 billion at September 30, 2021.

Specialty Finance

Through its specialty finance unit, the Company offers financing of insurance premiums for businesses and individuals, equipment financing through structured loans and lease products to customers in a variety of industries, accounts receivable financing and value-added, out-sourced administrative services and other services. Originations within the insurance premium financing receivables portfolio were $3.1 billion during the third quarter of 2021 and average balances increased by $735 million as compared to the second quarter of 2021. The increase in average balances in the insurance premium finance receivables portfolios primarily generated a $7.6 million increase in interest income. The Company’s leasing portfolio remained effectively unchanged from the second quarter of 2021 to the third quarter of 2021, with its portfolio of assets, including capital leases, loans and equipment on operating leases, at $2.3 billion at the end of the third quarter of 2021. Revenues from the Company’s out-sourced administrative services business were $1.4 million in the third quarter of 2021, up $131,000 from the second quarter of 2021.

Wealth Management

Through four separate subsidiaries within its wealth management unit, the Company offers a full range of wealth management services, including trust and investment services, tax-deferred like-kind exchange services, asset management, securities brokerage services and 401(k) and retirement plan services. Wealth management revenue totaled $31.5 million in the third quarter of 2021, an increase of $841,000 compared to the second quarter of 2021. Increases in asset management fees were primarily due to favorable equity market performance during the third quarter of 2021. At September 30, 2021, the Company’s wealth management subsidiaries had approximately $34.5 billion of assets under administration, which included $5.1 billion of assets owned by the Company and its subsidiary banks, representing a $326.3 million increase from the $34.2 billion of assets under administration at June 30, 2021.

WINTRUST FINANCIAL CORPORATION
Key Operating Measures

Wintrust’s key operating measures and growth rates for the third quarter of 2021, as compared to the second quarter of 2021 (sequential quarter) and third quarter of 2020 (linked quarter), are shown in the table below:

				% or(1) basis point (bp) change from 2nd Quarter 2021	% or basis point (bp) change from 3rd Quarter 2020
	Three Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2021	Jun 30, 2021	Sep 30, 2020
Net income	$109,137	$105,109	$107,315	4%	2%
Pre-tax income, excluding provision for credit losses (non-GAAP) (2)	141,826	128,851	162,310	10	(13)
Net income per common share – diluted	1.77	1.70	1.67	4	6
Net revenue (3)	423,970	408,963	426,529	4	(1)
Net interest income	287,496	279,590	255,936	3	12
Net interest margin	2.58%	2.62%	2.56%	(4) bps	2	bps
Net interest margin – fully taxable-equivalent (non-GAAP) (2)	2.59	2.63	2.57	(4)	2
Net overhead ratio (4)	1.22	1.32	0.87	(10)	35
Return on average assets	0.92	0.92	0.99	—	(7)
Return on average common equity	10.31	10.24	10.66	7	(35)
Return on average tangible common equity (non-GAAP) (2)	12.62	12.62	13.43	—	(81)
At end of period
Total assets	$47,832,271	$46,738,450	$43,731,718	9%	9%
Total loans (5)	33,264,043	32,911,187	32,135,555	4	4
Total deposits	39,952,558	38,804,616	35,844,422	12	11
Total shareholders’ equity	4,410,317	4,339,011	4,074,089	7	8
(1)Period-end balance sheet percentage changes are annualized.
(2)See "Supplemental Non-GAAP Financial Measures/Ratios" at Table 18 for additional information on this performance measure/ratio.
(3)Net revenue is net interest income plus non-interest income.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Excludes mortgage loans held-for-sale.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern, for decision-making purposes, underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s website at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended					Nine Months Ended
(Dollars in thousands, except per share data)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Selected Financial Condition Data (at end of period):
Total assets	$47,832,271	$46,738,450	$45,682,202	$45,080,768	$43,731,718
Total loans (1)	33,264,043	32,911,187	33,171,233	32,079,073	32,135,555
Total deposits	39,952,558	38,804,616	37,872,652	37,092,651	35,844,422
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total shareholders’ equity	4,410,317	4,339,011	4,252,511	4,115,995	4,074,089
Selected Statements of Income Data:
Net interest income	$287,496	$279,590	$261,895	$259,397	$255,936	$828,981	$780,510
Net revenue (2)	423,970	408,963	448,401	417,758	426,529	1,281,334	1,226,338
Net income	109,137	105,109	153,148	101,204	107,315	367,394	191,786
Pre-tax income, excluding provision for credit losses (non-GAAP) (3)	141,826	128,851	161,512	135,891	162,310	432,189	468,110
Net income per common share – Basic	1.79	1.72	2.57	1.64	1.68	6.08	3.08
Net income per common share – Diluted	1.77	1.70	2.54	1.63	1.67	6.00	3.06
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	2.58%	2.62%	2.53%	2.53%	2.56%	2.58%	2.79%
Net interest margin – fully taxable-equivalent (non-GAAP) (3)	2.59	2.63	2.54	2.54	2.57	2.59	2.80
Non-interest income to average assets	1.15	1.13	1.68	1.44	1.58	1.31	1.47
Non-interest expense to average assets	2.37	2.45	2.59	2.56	2.45	2.47	2.50
Net overhead ratio (4)	1.22	1.32	0.90	1.12	0.87	1.15	1.03
Return on average assets	0.92	0.92	1.38	0.92	0.99	1.07	0.63
Return on average common equity	10.31	10.24	15.80	10.30	10.66	12.05	6.56
Return on average tangible common equity (non-GAAP) (3)	12.62	12.62	19.49	12.95	13.43	14.82	8.38
Average total assets	$47,192,510	$45,946,751	$44,988,733	$43,810,005	$42,962,844	$46,050,737	$40,552,517
Average total shareholders’ equity	4,343,915	4,256,778	4,164,890	4,050,286	4,034,902	4,255,851	3,885,187
Average loans to average deposits ratio	83.8%	86.7%	87.1%	87.9%	89.6%	85.8%	89.1%
Period-end loans to deposits ratio	83.3	84.8	87.6	86.5	89.7
Common Share Data at end of period:
Market price per common share	$80.37	$75.63	$75.80	$61.09	$40.05
Book value per common share	70.19	68.81	67.34	65.24	63.57
Tangible book value per common share (non-GAAP) (3)	58.32	56.92	55.42	53.23	51.70
Common shares outstanding	56,956,026	57,066,677	57,023,273	56,769,625	57,601,991
Other Data at end of period:
Tier 1 leverage ratio (5)	8.1%	8.2%	8.2%	8.1%	8.2%
Risk-based capital ratios:
Tier 1 capital ratio (5)	9.9	10.1	10.2	10.0	10.2
Common equity tier 1 capital ratio (5)	8.8	9.0	9.0	8.8	9.0
Total capital ratio (5)	12.1	12.4	12.6	12.6	12.9
Allowance for credit losses (6)	$296,138	$304,121	$321,308	$379,969	$388,971
Allowance for loan and unfunded lending-related commitment losses to total loans	0.89%	0.92%	0.97%	1.18%	1.21%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	172	172	182	181	182
(1)Excludes mortgage loans held-for-sale.
(2)Net revenue is net interest income and non-interest income.
(3)See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information on this performance measure/ratio.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.
(5)Capital ratios for current quarter-end are estimated.
(6)The allowance for credit losses includes the allowance for loan losses, the allowance for unfunded lending-related commitments and the allowance for held-to-maturity securities losses.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2021	2021	2021	2020	2020
Assets
Cash and due from banks	$462,244	$434,957	$426,325	$322,415	$308,639
Federal funds sold and securities purchased under resale agreements	55	52	52	59	56
Interest-bearing deposits with banks	5,232,315	4,707,415	3,348,794	4,802,527	3,825,823
Available-for-sale securities, at fair value	2,373,478	2,188,608	2,430,749	3,055,839	2,946,459
Held-to-maturity securities, at amortized cost	2,736,722	2,498,232	2,166,419	579,138	560,267
Trading account securities	1,103	2,667	951	671	1,720
Equity securities with readily determinable fair value	88,193	86,316	90,338	90,862	54,398
Federal Home Loan Bank and Federal Reserve Bank stock	135,408	136,625	135,881	135,588	135,568
Brokerage customer receivables	26,378	23,093	19,056	17,436	16,818
Mortgage loans held-for-sale	925,312	984,994	1,260,193	1,272,090	959,671
Loans, net of unearned income	33,264,043	32,911,187	33,171,233	32,079,073	32,135,555
Allowance for loan losses	(248,612)	(261,089)	(277,709)	(319,374)	(325,959)
Net loans	33,015,431	32,650,098	32,893,524	31,759,699	31,809,596
Premises, software and equipment, net	748,872	752,375	760,522	768,808	774,288
Lease investments, net	243,933	219,023	238,984	242,434	230,373
Accrued interest receivable and other assets	1,166,917	1,185,811	1,230,362	1,351,455	1,424,728
Trade date securities receivable	—	189,851	—	—	—
Goodwill	645,792	646,336	646,017	645,707	644,644
Other intangible assets	30,118	31,997	34,035	36,040	38,670
Total assets	$47,832,271	$46,738,450	$45,682,202	$45,080,768	$43,731,718
Liabilities and Shareholders’ Equity
Deposits:
Non-interest-bearing	$13,255,417	$12,796,110	$12,297,337	$11,748,455	$10,409,747
Interest-bearing	26,697,141	26,008,506	25,575,315	25,344,196	25,434,675
Total deposits	39,952,558	38,804,616	37,872,652	37,092,651	35,844,422
Federal Home Loan Bank advances	1,241,071	1,241,071	1,228,436	1,228,429	1,228,422
Other borrowings	504,527	518,493	516,877	518,928	507,395
Subordinated notes	436,811	436,719	436,595	436,506	436,385
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Trade date securities payable	1,348	—	995	200,907	—
Accrued interest payable and other liabilities	1,032,073	1,144,974	1,120,570	1,233,786	1,387,439
Total liabilities	43,421,954	42,399,439	41,429,691	40,964,773	39,657,629
Shareholders’ Equity:
Preferred stock	412,500	412,500	412,500	412,500	412,500
Common stock	58,794	58,770	58,727	58,473	58,323
Surplus	1,674,062	1,669,002	1,663,008	1,649,990	1,647,049
Treasury stock	(109,903)	(100,363)	(100,363)	(100,363)	(44,891)
Retained earnings	2,373,447	2,288,969	2,208,535	2,080,013	2,001,949
Accumulated other comprehensive income (loss)	1,417	10,133	10,104	15,382	(841)
Total shareholders’ equity	4,410,317	4,339,011	4,252,511	4,115,995	4,074,089
Total liabilities and shareholders’ equity	$47,832,271	$46,738,450	$45,682,202	$45,080,768	$43,731,718

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Nine Months Ended
(In thousands, except per share data)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Interest income
Interest and fees on loans	$285,587	$284,701	$274,100	$280,185	$280,479	$844,388	$877,064
Mortgage loans held-for-sale	7,716	8,183	9,036	6,357	5,791	24,935	13,720
Interest-bearing deposits with banks	2,000	1,153	1,199	1,294	1,181	4,352	7,259
Federal funds sold and securities purchased under resale agreements	—	—	—	—	—	—	102
Investment securities	25,189	23,623	19,264	18,243	21,819	68,076	81,391
Trading account securities	3	1	2	11	6	6	26
Federal Home Loan Bank and Federal Reserve Bank stock	1,777	1,769	1,745	1,775	1,774	5,291	5,116
Brokerage customer receivables	185	149	123	116	106	457	361
Total interest income	322,457	319,579	305,469	307,981	311,156	947,505	985,039
Interest expense
Interest on deposits	19,305	24,298	27,944	32,602	39,084	71,547	156,576
Interest on Federal Home Loan Bank advances	4,931	4,887	4,840	4,952	4,947	14,658	13,241
Interest on other borrowings	2,501	2,568	2,609	2,779	3,012	7,678	9,994
Interest on subordinated notes	5,480	5,512	5,477	5,509	5,474	16,469	16,452
Interest on junior subordinated debentures	2,744	2,724	2,704	2,742	2,703	8,172	8,266
Total interest expense	34,961	39,989	43,574	48,584	55,220	118,524	204,529
Net interest income	287,496	279,590	261,895	259,397	255,936	828,981	780,510
Provision for credit losses	(7,916)	(15,299)	(45,347)	1,180	25,026	(68,562)	213,040
Net interest income after provision for credit losses	295,412	294,889	307,242	258,217	230,910	897,543	567,470
Non-interest income
Wealth management	31,531	30,690	29,309	26,802	24,957	91,530	73,534
Mortgage banking	55,794	50,584	113,494	86,819	108,544	219,872	259,194
Service charges on deposit accounts	14,149	13,249	12,036	11,841	11,497	39,434	33,182
(Losses) gains on investment securities, net	(2,431)	1,285	1,154	1,214	411	8	(3,140)
Fees from covered call options	1,157	1,388	—	—	—	2,545	2,292
Trading gains (losses), net	58	(438)	419	(102)	183	39	(902)
Operating lease income, net	12,807	12,240	14,440	12,118	11,717	39,487	35,486
Other	23,409	20,375	15,654	19,669	13,284	59,438	46,182
Total non-interest income	136,474	129,373	186,506	158,361	170,593	452,353	445,828
Non-interest expense
Salaries and employee benefits	170,912	172,817	180,809	171,116	164,042	524,538	454,960
Software and equipment	22,029	20,866	20,912	20,565	17,251	63,807	47,931
Operating lease equipment depreciation	10,013	9,949	10,771	9,938	9,425	30,733	27,977
Occupancy, net	18,158	17,687	19,996	19,687	15,830	55,841	50,270
Data processing	7,104	6,920	6,048	5,728	5,689	20,072	24,468
Advertising and marketing	13,443	11,305	8,546	9,850	7,880	33,294	26,446
Professional fees	7,052	7,304	7,587	6,530	6,488	21,943	20,896
Amortization of other intangible assets	1,877	2,039	2,007	2,634	2,701	5,923	8,384
FDIC insurance	6,750	6,405	6,558	7,016	6,772	19,713	17,988
OREO expense, net	(1,531)	769	(251)	(114)	(168)	(1,013)	(807)
Other	26,337	24,051	23,906	28,917	28,309	74,294	79,715
Total non-interest expense	282,144	280,112	286,889	281,867	264,219	849,145	758,228
Income before taxes	149,742	144,150	206,859	134,711	137,284	500,751	255,070
Income tax expense	40,605	39,041	53,711	33,507	29,969	133,357	63,284
Net income	$109,137	$105,109	$153,148	$101,204	$107,315	$367,394	$191,786
Preferred stock dividends	6,991	6,991	6,991	6,991	10,286	20,973	14,386
Net income applicable to common shares	$102,146	$98,118	$146,157	$94,213	$97,029	$346,421	$177,400
Net income per common share - Basic	$1.79	$1.72	$2.57	$1.64	$1.68	$6.08	$3.08
Net income per common share - Diluted	$1.77	$1.70	$2.54	$1.63	$1.67	$6.00	$3.06
Cash dividends declared per common share	$0.31	$0.31	$0.31	$0.28	$0.28	$0.93	$0.84
Weighted average common shares outstanding	57,000	57,049	56,904	57,309	57,597	56,985	57,595
Dilutive potential common shares	753	726	681	588	449	728	469
Average common shares and dilutive common shares	57,753	57,775	57,585	57,897	58,046	57,713	58,064

TABLE 1: LOAN PORTFOLIO MIX AND GROWTH RATES

						% Growth From (2)
(Dollars in thousands)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Dec 31, 2020 (1)	Sep 30, 2020
Balance:
Mortgage loans held-for-sale, excluding early buy-out exercised loans guaranteed by U.S. Government Agencies	$570,663	$633,006	$890,749	$927,307	$862,924	(51)%	(34)%
Mortgage loans held-for-sale, early buy-out exercised loans guaranteed by U.S. Government Agencies	354,649	351,988	369,444	344,783	96,747	4	267
Total mortgage loans held-for-sale	$925,312	$984,994	$1,260,193	$1,272,090	$959,671	(36)%	(4)%

Core loans:
Commercial
Commercial and industrial	$4,953,769	$4,650,607	$4,630,795	$4,675,594	$4,555,920	8%	9%
Asset-based lending	1,066,376	892,109	720,772	721,666	707,365	64	51
Municipal	524,192	511,094	493,417	474,103	482,567	14	9
Leases	1,365,281	1,357,036	1,290,778	1,288,374	1,215,239	8	12
Commercial real estate
Residential construction	49,754	55,735	72,058	89,389	101,187	(59)	(51)
Commercial construction	1,038,034	1,090,447	1,040,631	1,041,729	1,005,708	—	3
Land	255,927	239,067	240,635	240,684	226,254	8	13
Office	1,169,466	1,098,386	1,131,472	1,136,844	1,163,790	4	—
Industrial	1,324,612	1,263,614	1,152,522	1,129,433	1,117,702	23	19
Retail	1,237,261	1,217,540	1,198,025	1,224,403	1,175,819	1	5
Multi-family	1,888,817	1,805,118	1,739,521	1,649,801	1,599,651	19	18
Mixed use and other	1,921,843	1,908,462	1,969,915	1,981,849	2,033,031	(4)	(5)
Home equity	347,662	369,806	390,253	425,263	446,274	(24)	(22)
Residential real estate
Residential real estate loans for investment	1,528,889	1,485,952	1,376,465	1,214,744	1,143,908	35	34
Residential mortgage loans, early buy-out eligible loans guaranteed by U.S. Government Agencies	18,847	44,333	45,508	44,854	240,902	(78)	(92)
Total core loans	$18,690,730	$17,989,306	$17,492,767	$17,338,730	$17,215,317	10%	9%

Niche loans:
Commercial
Franchise	$1,176,569	$1,060,468	$1,128,493	$1,023,027	$964,150	20%	22%
Mortgage warehouse lines of credit	468,162	529,867	587,868	567,389	503,371	(23)	(7)
Community Advantage - homeowners association	291,153	287,689	272,222	267,374	254,963	12	14
Insurance agency lending	260,482	273,999	290,880	222,519	214,411	23	21
Premium Finance receivables
U.S. commercial insurance	3,921,289	3,805,504	3,342,730	3,438,087	3,494,155	19	12
Canada commercial insurance	695,688	716,367	615,813	616,402	565,989	17	23
Life insurance	6,655,453	6,359,556	6,111,495	5,857,436	5,488,832	18	21
Consumer and other	22,529	9,024	35,983	32,188	55,354	(40)	(59)
Total niche loans	$13,491,325	$13,042,474	$12,385,484	$12,024,422	$11,541,225	16%	17%

Commercial PPP loans:
Originated in 2020	$172,849	$656,502	$2,049,342	$2,715,921	$3,379,013	NM	(95)%
Originated in 2021	909,139	1,222,905	1,243,640	—	—	100	100
Total commercial PPP loans	$1,081,988	$1,879,407	$3,292,982	$2,715,921	$3,379,013	(80)%	(68)%

Total loans, net of unearned income	$33,264,043	$32,911,187	$33,171,233	$32,079,073	$32,135,555	5%	4%
(1)Annualized.
(2)NM - Not meaningful.

TABLE 2: DEPOSIT PORTFOLIO MIX AND GROWTH RATES

						% Growth From
(Dollars in thousands)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Dec 31, 2020 (1)	Sep 30, 2020
Balance:
Non-interest-bearing	$13,255,417	$12,796,110	$12,297,337	$11,748,455	$10,409,747	17%	27%
NOW and interest-bearing demand deposits	3,769,825	3,625,538	3,562,312	3,349,021	3,294,071	17	14
Wealth management deposits (2)	4,177,820	4,399,303	4,274,527	4,138,712	4,235,583	1	(1)
Money market	10,757,654	9,843,390	9,236,434	9,348,806	9,423,653	20	14
Savings	3,861,296	3,776,400	3,690,892	3,531,029	3,415,073	13	13
Time certificates of deposit	4,130,546	4,363,875	4,811,150	4,976,628	5,066,295	(23)	(18)
Total deposits	$39,952,558	$38,804,616	$37,872,652	$37,092,651	$35,844,422	10%	11%
Mix:
Non-interest-bearing	33%	33%	32%	32%	29%
NOW and interest-bearing demand deposits	9	9	9	9	9
Wealth management deposits (2)	11	11	11	11	12
Money market	27	25	25	25	26
Savings	10	10	10	10	10
Time certificates of deposit	10	12	13	13	14
Total deposits	100%	100%	100%	100%	100%
(1)Annualized.
(2)Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wintrust Investments, Chicago Deferred Exchange Company, LLC ("CDEC"), trust and asset management customers of the Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts.

TABLE 3: TIME CERTIFICATES OF DEPOSIT MATURITY/RE-PRICING ANALYSIS
As of September 30, 2021

(Dollars in thousands)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (1)
1-3 months	$918,517	0.99%
4-6 months	780,345	0.57
7-9 months	628,839	0.41
10-12 months	602,854	0.42
13-18 months	621,320	0.56
19-24 months	272,526	0.48
24+ months	306,145	0.55
Total	$4,130,546	0.61%
(1)Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

TABLE 4: QUARTERLY AVERAGE BALANCES

	Average Balance for three months ended,
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2021	2021	2021	2020	2020
Interest-bearing deposits with banks and cash equivalents (1)	$5,112,720	$3,844,355	$4,230,886	$4,381,040	$3,411,164
Investment securities (2)	5,065,593	4,771,403	3,944,676	3,534,594	3,789,422
FHLB and FRB stock	136,001	136,324	135,758	135,569	135,567
Liquidity management assets (3)	10,314,314	8,752,082	8,311,320	8,051,203	7,336,153
Other earning assets (3)(4)	28,238	23,354	20,370	18,716	16,656
Mortgage loans held-for-sale	871,824	991,011	1,151,848	893,395	822,908
Loans, net of unearned income (3)(5)	32,985,445	33,085,174	32,442,927	31,783,279	31,634,608
Total earning assets (3)	44,199,821	42,851,621	41,926,465	40,746,593	39,810,325
Allowance for loan and investment security losses	(269,963)	(285,686)	(327,080)	(336,139)	(321,732)
Cash and due from banks	425,000	470,566	366,413	344,536	345,438
Other assets	2,837,652	2,910,250	3,022,935	3,055,015	3,128,813
Total assets	$47,192,510	$45,946,751	$44,988,733	$43,810,005	$42,962,844

NOW and interest-bearing demand deposits	$3,757,677	$3,626,424	$3,493,451	$3,320,527	$3,435,089
Wealth management deposits	4,672,402	4,369,998	4,156,398	4,066,948	4,239,300
Money market accounts	10,027,424	9,547,167	9,335,920	9,435,344	9,332,668
Savings accounts	3,851,523	3,728,271	3,587,566	3,413,388	3,419,586
Time deposits	4,236,317	4,632,796	4,875,392	5,043,558	4,900,839
Interest-bearing deposits	26,545,343	25,904,656	25,448,727	25,279,765	25,327,482
Federal Home Loan Bank advances	1,241,073	1,235,142	1,228,433	1,228,425	1,228,421
Other borrowings	512,785	525,924	518,188	510,725	512,787
Subordinated notes	436,746	436,644	436,532	436,433	436,323
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total interest-bearing liabilities	28,989,513	28,355,932	27,885,446	27,708,914	27,758,579
Non-interest-bearing deposits	12,834,084	12,246,274	11,811,194	10,874,912	9,988,769
Other liabilities	1,024,998	1,087,767	1,127,203	1,175,893	1,180,594
Equity	4,343,915	4,256,778	4,164,890	4,050,286	4,034,902
Total liabilities and shareholders’ equity	$47,192,510	$45,946,751	$44,988,733	$43,810,005	$42,962,844

Net free funds/contribution (6)	$15,210,308	$14,495,689	$14,041,019	$13,037,679	$12,051,746
(1)Includes interest-bearing deposits from banks, federal funds sold and securities purchased under resale agreements.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)See "Supplemental Non-GAAP Financial Measures/Ratios" at Table 18 for additional information on this performance measure/ratio.
(4)Other earning assets include brokerage customer receivables and trading account securities.
(5)Loans, net of unearned income, include non-accrual loans.
(6)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 5: QUARTERLY NET INTEREST INCOME

	Net Interest Income for three months ended,
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2021	2021	2021	2020	2020
Interest income:
Interest-bearing deposits with banks and cash equivalents	$2,000	$1,153	$1,199	$1,294	$1,181
Investment securities	25,681	24,117	19,764	18,773	22,365
FHLB and FRB stock	1,777	1,769	1,745	1,775	1,774
Liquidity management assets (1)	29,458	27,039	22,708	21,842	25,320
Other earning assets (1)	188	150	125	130	113
Mortgage loans held-for-sale	7,716	8,183	9,036	6,357	5,791
Loans, net of unearned income (1)	285,998	285,116	274,484	280,509	280,960
Total interest income	$323,360	$320,488	$306,353	$308,838	$312,184

Interest expense:
NOW and interest-bearing demand deposits	$767	$736	$901	$1,074	$1,342
Wealth management deposits	7,888	7,686	7,351	7,436	7,662
Money market accounts	2,342	2,795	2,865	3,740	7,245
Savings accounts	406	402	430	773	2,104
Time deposits	7,902	12,679	16,397	19,579	20,731
Interest-bearing deposits	19,305	24,298	27,944	32,602	39,084
Federal Home Loan Bank advances	4,931	4,887	4,840	4,952	4,947
Other borrowings	2,501	2,568	2,609	2,779	3,012
Subordinated notes	5,480	5,512	5,477	5,509	5,474
Junior subordinated debentures	2,744	2,724	2,704	2,742	2,703
Total interest expense	$34,961	$39,989	$43,574	$48,584	$55,220

Less: Fully taxable-equivalent adjustment	(903)	(909)	(884)	(857)	(1,028)
Net interest income (GAAP) (2)	287,496	279,590	261,895	259,397	255,936
Fully taxable-equivalent adjustment	903	909	884	857	1,028
Net interest income, fully taxable-equivalent (non-GAAP) (2)	$288,399	$280,499	$262,779	$260,254	$256,964
(1)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(2)See "Supplemental Non-GAAP Financial Measures/Ratios" at Table 18 for additional information on this performance measure/ratio.

TABLE 6: QUARTERLY NET INTEREST MARGIN

	Net Interest Margin for three months ended,
	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Yield earned on:
Interest-bearing deposits with banks and cash equivalents	0.16%	0.12%	0.11%	0.12%	0.14%
Investment securities	2.01	2.03	2.03	2.11	2.35
FHLB and FRB stock	5.18	5.20	5.21	5.21	5.21
Liquidity management assets	1.13	1.24	1.11	1.08	1.37
Other earning assets	2.64	2.59	2.50	2.79	2.71
Mortgage loans held-for-sale	3.51	3.31	3.18	2.83	2.80
Loans, net of unearned income	3.44	3.46	3.43	3.51	3.53
Total earning assets	2.90%	3.00%	2.96%	3.02%	3.12%

Rate paid on:
NOW and interest-bearing demand deposits	0.08%	0.08%	0.10%	0.13%	0.16%
Wealth management deposits	0.67	0.71	0.72	0.73	0.72
Money market accounts	0.09	0.12	0.12	0.16	0.31
Savings accounts	0.04	0.04	0.05	0.09	0.24
Time deposits	0.74	1.10	1.36	1.54	1.68
Interest-bearing deposits	0.29	0.38	0.45	0.51	0.61
Federal Home Loan Bank advances	1.58	1.59	1.60	1.60	1.60
Other borrowings	1.94	1.96	2.04	2.16	2.34
Subordinated notes	5.02	5.05	5.02	5.05	5.02
Junior subordinated debentures	4.23	4.25	4.27	4.23	4.17
Total interest-bearing liabilities	0.48%	0.56%	0.63%	0.70%	0.79%

Interest rate spread (1)(2)	2.42%	2.44%	2.33%	2.32%	2.33%
Less: Fully taxable-equivalent adjustment	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Net free funds/contribution (3)	0.17	0.19	0.21	0.22	0.24
Net interest margin (GAAP) (2)	2.58%	2.62%	2.53%	2.53%	2.56%
Fully taxable-equivalent adjustment	0.01	0.01	0.01	0.01	0.01
Net interest margin, fully taxable-equivalent (non-GAAP) (2)	2.59%	2.63%	2.54%	2.54%	2.57%
(1)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(2)See "Supplemental Non-GAAP Financial Measures/Ratios" at Table 18 for additional information on this performance measure/ratio.
(3)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 7: YEAR-TO-DATE AVERAGE BALANCES, AND NET INTEREST INCOME AND MARGIN

	Average Balance for nine months ended,		Interest for nine months ended,		Yield/Rate for nine months ended,
(Dollars in thousands)	Sep 30, 2021	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Interest-bearing deposits with banks and cash equivalents (1)	$4,399,217	$2,692,678	$4,352	$7,361	0.13%	0.37%
Investment securities (2)	4,597,997	4,291,362	69,562	83,026	2.02	2.58
FHLB and FRB stock	136,028	128,611	5,291	5,116	5.20	5.31
Liquidity management assets (3)(4)	$9,133,242	$7,112,651	$79,205	$95,503	1.16%	1.79%
Other earning assets (3)(4)(5)	24,016	17,576	463	393	2.59	2.99
Mortgage loans held-for-sale	1,003,868	644,611	24,935	13,720	3.32	2.84
Loans, net of unearned income (3)(4)(6)	32,839,837	29,643,281	845,598	878,981	3.44	3.96
Total earning assets (4)	$43,000,963	$37,418,119	$950,201	$988,597	2.95%	3.53%
Allowance for loan and investment security losses	(294,033)	(240,467)
Cash and due from banks	420,874	339,968
Other assets	2,922,933	3,034,897
Total assets	$46,050,737	$40,552,517

NOW and interest-bearing demand deposits	$3,626,819	$3,291,176	$2,404	$6,569	0.09%	0.27%
Wealth management deposits	4,401,489	3,821,203	22,925	21,840	0.70	0.76
Money market accounts	9,639,370	8,686,171	8,002	42,748	0.11	0.66
Savings accounts	3,723,420	3,334,944	1,238	11,736	0.04	0.47
Time deposits	4,579,161	5,176,307	36,978	73,683	1.08	1.90
Interest-bearing deposits	$25,970,259	$24,309,801	$71,547	$156,576	0.37%	0.86%
Federal Home Loan Bank advances	1,234,929	1,131,823	14,658	13,241	1.59	1.56
Other borrowings	518,946	491,981	7,678	9,994	1.98	2.71
Subordinated notes	436,641	436,223	16,469	16,452	5.03	5.03
Junior subordinated debentures	253,566	253,566	8,172	8,266	4.25	4.28
Total interest-bearing liabilities	$28,414,341	$26,623,394	$118,524	$204,529	0.56%	1.03%
Non-interest-bearing deposits	12,300,931	8,947,639
Other liabilities	1,079,614	1,096,297
Equity	4,255,851	3,885,187
Total liabilities and shareholders’ equity	$46,050,737	$40,552,517
Interest rate spread (4)(7)					2.39%	2.50%
Less: Fully taxable-equivalent adjustment			(2,696)	(3,558)	(0.01)	(0.01)
Net free funds/contribution (8)	$14,586,622	$10,794,725			0.20	0.30
Net interest income/margin (GAAP) (4)			$828,981	$780,510	2.58%	2.79%
Fully taxable-equivalent adjustment			2,696	3,558	0.01	0.01
Net interest income/margin, fully taxable-equivalent (non-GAAP) (4)			$831,677	$784,068	2.59%	2.80%
(1)Includes interest-bearing deposits from banks, federal funds sold and securities purchased under resale agreements.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on a marginal federal corporate tax rate in effect as of the applicable period.
(4)See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 18 for additional information on this performance ratio.
(5)Other earning assets include brokerage customer receivables and trading account securities.
(6)Loans, net of unearned income, include non-accrual loans.
(7)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(8)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 8: INTEREST RATE SENSITIVITY

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases of 100 and 200 basis points and a decrease of 100 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
Sep 30, 2021	24.3%	11.5%	(7.8)%
Jun 30, 2021	24.6	11.7	(6.9)
Mar 31, 2021	22.0	10.2	(7.2)
Dec 31, 2020	25.0	11.6	(7.9)
Sep 30, 2020	23.4	10.9	(8.1)

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points
Sep 30, 2021	10.8%	5.4%	(3.8)%
Jun 30, 2021	11.4	5.8	(3.3)
Mar 31, 2021	10.7	5.4	(3.6)
Dec 31, 2020	11.4	5.7	(3.3)
Sep 30, 2020	10.7	5.2	(3.5)

TABLE 9: MATURITIES AND SENSITIVITIES TO CHANGES IN INTEREST RATES

	Loans repricing or maturity period
As of September 30, 2021	One year or less	From one to five years	Over five years
(In thousands)				Total
Commercial
Fixed rate	$484,771	$2,015,188	$837,153	$3,337,112
Fixed Rate - PPP	141,394	940,594	—	1,081,988
Variable rate	6,765,489	3,323	60	6,768,872
Total commercial	$7,391,654	$2,959,105	$837,213	$11,187,972
Commercial real estate
Fixed rate	558,728	2,201,827	493,256	3,253,811
Variable rate	5,607,888	24,015	—	5,631,903
Total commercial real estate	$6,166,616	$2,225,842	$493,256	$8,885,714
Home equity
Fixed rate	14,818	4,618	45	19,481
Variable rate	328,181	—	—	328,181
Total home equity	$342,999	$4,618	$45	$347,662
Residential real estate
Fixed rate	19,165	6,415	819,685	845,265
Variable rate	58,698	258,143	385,630	702,471
Total residential real estate	$77,863	$264,558	$1,205,315	$1,547,736
Premium finance receivables - commercial
Fixed rate	4,479,551	137,426	—	4,616,977
Variable rate	—	—	—	—
Total premium finance receivables - commercial	$4,479,551	$137,426	$—	$4,616,977
Premium finance receivables - life insurance
Fixed rate	9,046	438,568	21,813	469,427
Variable rate	6,186,026	—	—	6,186,026
Total premium finance receivables - life insurance	$6,195,072	$438,568	$21,813	$6,655,453
Consumer and other
Fixed rate	4,366	4,852	906	10,124
Variable rate	12,405	—	—	12,405
Total consumer and other	$16,771	$4,852	$906	$22,529

Total per category
Fixed rate	5,570,445	4,808,894	2,172,858	12,552,197
Fixed rate - PPP	141,394	940,594	—	1,081,988
Variable rate	18,958,687	285,481	385,690	19,629,858
Total loans, net of unearned income	$24,670,526	$6,034,969	$2,558,548	$33,264,043

Variable Rate Loan Pricing by Index:
Prime				$2,989,860
One- month LIBOR				9,177,387
Three- month LIBOR				374,045
Twelve- month LIBOR				6,499,434
Thirty-day moving-average SOFR				174,768
Other				414,364
Total variable rate				$19,629,858
LIBOR - London Interbank Offered Rate.
SOFR - Secured Overnight Financing Rate.

1M LIBOR
3M LIBOR
12M LIBOR
PRIME
LIBOR
PRIME
1.60
1.40
1.20
1.00
0.80
0.60
0.40
0.20
0.00
5.00
4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
9/30/20
10/31/20
11/30/20
12/31/20
1/31/21
2/28/21
3/31/21
4/30/21
5/31/21
6/30/21
7/31/21
8/31/21
9/30/21

	9/30/2020	10/31/2020	11/30/2020	12/31/2020	1/31/2021	2/28/2021	3/31/2021	4/30/2021	5/31/2021	6/30/2021	7/31/2021	8/31/2021	9/30/2021
1M Libor	0.15	0.14	0.15	0.14	0.12	0.12	0.11	0.11	0.09	0.10	0.09	0.08	0.08
3M Libor	0.23	0.22	0.23	0.24	0.20	0.19	0.19	0.18	0.13	0.15	0.12	0.12	0.13
12M Libor	0.36	0.33	0.33	0.34	0.31	0.28	0.28	0.28	0.25	0.25	0.24	0.23	0.24
Prime	3.25	3.25	3.25	3.25	3.25	3.25	3.25	3.25	3.25	3.25	3.25	3.25	3.25

Source: Bloomberg

As noted in the table on the previous page, the majority of the Company’s portfolio is tied to LIBOR indices which, as shown in the table above, do not mirror the same changes as the Prime rate which has historically moved when the Federal Reserve raises or lowers interest rates.  Specifically, the Company has $9.2 billion of variable rate loans tied to one-month LIBOR and $6.5 billion of variable rate loans tied to twelve-month LIBOR. The above chart shows:

	Basis Point (bp) Change in
	Prime		1-month LIBOR		12-month LIBOR
Third Quarter 2021	0	bps	-2	bps	-1	bp
Second Quarter 2021	0		-1		-3
First Quarter 2021	0		-3		-6
Fourth Quarter 2020	0		-1		-2
Third Quarter 2020	0		-1		-19

TABLE 10: ALLOWANCE FOR CREDIT LOSSES

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(Dollars in thousands)	2021	2021	2021	2020	2020	2021	2020
Allowance for credit losses at beginning of period	$304,121	$321,308	$379,969	$388,971	$373,174	$379,969	$158,461
Cumulative effect adjustment from the adoption of ASU 2016-13	—	—	—	—	—	—	47,418
Provision for credit losses	(7,916)	(15,299)	(45,347)	1,180	25,026	(68,562)	213,040
Other adjustments	(65)	34	31	155	55	—	24
Charge-offs:
Commercial	1,352	3,237	11,781	5,184	5,270	16,370	13,109
Commercial real estate	406	1,412	980	6,637	1,529	2,798	9,323
Home equity	59	142	—	683	138	201	1,378
Residential real estate	10	3	2	114	83	15	777
Premium finance receivables	1,390	2,077	3,239	4,214	4,640	6,706	11,258
Consumer and other	112	104	114	198	103	330	330
Total charge-offs	3,329	6,975	16,116	17,030	11,763	26,420	36,175
Recoveries:
Commercial	816	902	452	4,168	428	2,170	924
Commercial real estate	373	514	200	904	175	1,087	931
Home equity	313	328	101	77	111	742	451
Residential real estate	5	36	204	69	25	245	115
Premium finance receivables	1,728	3,239	1,782	1,445	1,720	6,749	3,663
Consumer and other	92	34	32	30	20	158	119
Total recoveries	3,327	5,053	2,771	6,693	2,479	11,151	6,203
Net charge-offs	(2)	(1,922)	(13,345)	(10,337)	(9,284)	(15,269)	(29,972)
Allowance for credit losses at period end	$296,138	$304,121	$321,308	$379,969	$388,971	$296,138	$388,971

Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.02%	0.08%	0.37%	0.03%	0.16%	0.16%	0.15%
Commercial real estate	0.00	0.04	0.04	0.27	0.06	0.03	0.14
Home equity	(0.28)	(0.20)	(0.10)	0.55	0.02	(0.19)	0.26
Residential real estate	0.00	(0.01)	(0.06)	0.02	0.02	(0.02)	0.07
Premium finance receivables	(0.01)	(0.04)	0.06	0.11	0.12	0.00	0.11
Consumer and other	0.26	0.69	0.57	0.78	0.49	0.54	0.41
Total loans, net of unearned income	0.00%	0.02%	0.17%	0.13%	0.12%	0.06%	0.14%

Loans at period end	$33,264,043	$32,911,187	$33,171,233	$32,079,073	$32,135,555
Allowance for loan losses as a percentage of loans at period end	0.75%	0.79%	0.84%	1.00%	1.01%
Allowance for loan and unfunded lending-related commitment losses as a percentage of loans at period end	0.89	0.92	0.97	1.18	1.21
Allowance for loan and unfunded lending-related commitment losses as a percentage of loans at period end, excluding PPP loans	0.92	0.98	1.08	1.29	1.35

TABLE 11: ALLOWANCE AND PROVISION FOR CREDIT LOSSES BY COMPONENT

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(In thousands)	2021	2021	2021	2020	2020	2021	2020
Provision for loan losses	$(12,410)	$(14,731)	$(28,351)	$3,597	$21,678	$(55,492)	$184,896
Provision for unfunded lending-related commitments losses	4,501	(558)	(17,035)	(2,413)	3,350	(13,092)	28,155
Provision for held-to-maturity securities losses	(7)	(10)	39	(4)	(2)	22	(11)
Provision for credit losses	$(7,916)	$(15,299)	$(45,347)	$1,180	$25,026	$(68,562)	$213,040

Allowance for loan losses	$248,612	$261,089	$277,709	$319,374	$325,959
Allowance for unfunded lending-related commitments losses	47,443	42,942	43,500	60,536	62,949
Allowance for loan losses and unfunded lending-related commitments losses	296,055	304,031	321,209	379,910	388,908
Allowance for held-to-maturity securities losses	83	90	99	59	63
Allowance for credit losses	$296,138	$304,121	$321,308	$379,969	$388,971

TABLE 12: ALLOWANCE BY LOAN PORTFOLIO

The table below summarizes the calculation of allowance for loan losses and allowance for unfunded lending-related commitments losses for the Company’s loan portfolios as well as core and niche portfolios, as of September 30, 2021, June 30, 2021, and March 31, 2021.

	As of Sep 30, 2021			As of Jun 30, 2021			As of Mar 31, 2021
(Dollars in thousands)	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance
Commercial:
Commercial, industrial and other, excluding PPP loans	$10,105,984	$109,780	1.09%	$9,562,869	$98,505	1.03%	$9,415,225	$95,637	1.02%
Commercial PPP loans	1,081,988	2	0.00	1,879,407	2	0.00	3,292,982	3	0.00
Commercial real estate:
Construction and development	1,343,715	34,101	2.54	1,385,249	38,550	2.78	1,353,324	45,327	3.35
Non-construction	7,541,999	105,934	1.40	7,293,120	119,972	1.65	7,191,455	136,465	1.90
Home equity	347,662	10,939	3.15	369,806	11,207	3.03	390,253	11,382	2.92
Residential real estate	1,547,736	16,272	1.05	1,530,285	15,684	1.02	1,421,973	14,242	1.00
Premium finance receivables
Commercial insurance loans	4,616,977	17,996	0.39	4,521,871	19,346	0.43	3,958,543	16,945	0.43
Life insurance loans	6,655,453	579	0.01	6,359,556	553	0.01	6,111,495	532	0.01
Consumer and other	22,529	452	2.01	9,024	212	2.35	35,983	676	1.88
Total loans, net of unearned income	$33,264,043	$296,055	0.89%	$32,911,187	$304,031	0.92%	$33,171,233	$321,209	0.97%
Total loans, net of unearned income, excluding PPP loans	$32,182,055	$296,053	0.92%	$31,031,780	$304,029	0.98%	$29,878,251	$321,206	1.08%

Total core loans (1)	$18,690,730	$257,788	1.38%	$17,989,306	$267,999	1.49%	$17,492,767	$283,505	1.62%
Total niche loans (1)	13,491,325	38,265	0.28	13,042,474	36,030	0.28	12,385,484	37,701	0.30
Total PPP loans	1,081,988	2	0.00	1,879,407	2	0.00	3,292,982	3	0.00

(1)See Table 1 for additional detail on core and niche loans.

TABLE 13: LOAN PORTFOLIO AGING

(Dollars in thousands)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020
Loan Balances:
Commercial
Nonaccrual	$26,468	$23,232	$22,459	$21,743	$42,036
90+ days and still accruing	—	1,244	—	307	—
60-89 days past due	9,768	5,204	13,292	6,900	2,168
30-59 days past due	25,224	18,478	35,541	44,381	48,271
Current	11,126,512	11,394,118	12,636,915	11,882,636	12,184,524
Total commercial	$11,187,972	$11,442,276	$12,708,207	$11,955,967	$12,276,999
Commercial real estate
Nonaccrual	$23,706	$26,035	$34,380	$46,107	$68,815
90+ days and still accruing	—	—	—	—	—
60-89 days past due	5,395	4,382	8,156	5,178	8,299
30-59 days past due	79,818	19,698	70,168	32,116	53,462
Current	8,776,795	8,628,254	8,432,075	8,410,731	8,292,566
Total commercial real estate	$8,885,714	$8,678,369	$8,544,779	$8,494,132	$8,423,142
Home equity
Nonaccrual	$3,449	$3,478	$5,536	$6,529	$6,329
90+ days and still accruing	164	—	—	—	—
60-89 days past due	340	301	492	47	70
30-59 days past due	867	777	780	637	1,148
Current	342,842	365,250	383,445	418,050	438,727
Total home equity	$347,662	$369,806	$390,253	$425,263	$446,274
Residential real estate
Nonaccrual	$22,633	$23,050	$21,553	$26,071	$22,069
90+ days and still accruing	—	—	—	—	—
60-89 days past due	1,540	1,584	944	1,635	814
30-59 days past due	1,076	2,139	13,768	12,584	2,443
Current	1,522,487	1,503,512	1,385,708	1,219,308	1,359,484
Total residential real estate	$1,547,736	$1,530,285	$1,421,973	$1,259,598	$1,384,810
Premium finance receivables
Nonaccrual	$7,300	$6,418	$9,690	$13,264	$21,080
90+ days and still accruing	5,811	3,570	4,783	12,792	12,177
60-89 days past due	15,804	7,759	5,113	27,801	38,286
30-59 days past due	21,654	32,758	31,373	49,274	80,732
Current	11,221,861	10,830,922	10,019,079	9,808,794	9,396,701
Total premium finance receivables	$11,272,430	$10,881,427	$10,070,038	$9,911,925	$9,548,976
Consumer and other
Nonaccrual	$384	$485	$497	$436	$422
90+ days and still accruing	126	178	161	264	175
60-89 days past due	16	22	8	24	273
30-59 days past due	125	75	74	136	493
Current	21,878	8,264	35,243	31,328	53,991
Total consumer and other	$22,529	$9,024	$35,983	$32,188	$55,354
Total loans, net of unearned income
Nonaccrual	$83,940	$82,698	$94,115	$114,150	$160,751
90+ days and still accruing	6,101	4,992	4,944	13,363	12,352
60-89 days past due	32,863	19,252	28,005	41,585	49,910
30-59 days past due	128,764	73,925	151,704	139,128	186,549
Current	33,012,375	32,730,320	32,892,465	31,770,847	31,725,993
Total loans, net of unearned income	$33,264,043	$32,911,187	$33,171,233	$32,079,073	$32,135,555

TABLE 14: NON-PERFORMING ASSETS AND TROUBLED DEBT RESTRUCTURINGS ("TDRs")

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2021	2021	2021	2020	2020
Loans past due greater than 90 days and still accruing (1):
Commercial	$—	$1,244	$—	$307	$—
Commercial real estate	—	—	—	—	—
Home equity	164	—	—	—	—
Residential real estate	—	—	—	—	—
Premium finance receivables	5,811	3,570	4,783	12,792	12,177
Consumer and other	126	178	161	264	175
Total loans past due greater than 90 days and still accruing	6,101	4,992	4,944	13,363	12,352
Non-accrual loans:
Commercial	26,468	23,232	22,459	21,743	42,036
Commercial real estate	23,706	26,035	34,380	46,107	68,815
Home equity	3,449	3,478	5,536	6,529	6,329
Residential real estate	22,633	23,050	21,553	26,071	22,069
Premium finance receivables	7,300	6,418	9,690	13,264	21,080
Consumer and other	384	485	497	436	422
Total non-accrual loans	83,940	82,698	94,115	114,150	160,751
Total non-performing loans:
Commercial	26,468	24,476	22,459	22,050	42,036
Commercial real estate	23,706	26,035	34,380	46,107	68,815
Home equity	3,613	3,478	5,536	6,529	6,329
Residential real estate	22,633	23,050	21,553	26,071	22,069
Premium finance receivables	13,111	9,988	14,473	26,056	33,257
Consumer and other	510	663	658	700	597
Total non-performing loans	$90,041	$87,690	$99,059	$127,513	$173,103
Other real estate owned	9,934	10,510	8,679	9,711	2,891
Other real estate owned - from acquisitions	3,911	5,062	7,134	6,847	6,326
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$103,886	$103,262	$114,872	$144,071	$182,320
Accruing TDRs not included within non-performing assets	$38,468	$44,019	$46,151	$47,023	$46,410
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.24%	0.21%	0.18%	0.18%	0.34%
Commercial real estate	0.27	0.30	0.40	0.54	0.82
Home equity	1.04	0.94	1.42	1.54	1.42
Residential real estate	1.46	1.51	1.52	2.07	1.59
Premium finance receivables	0.12	0.09	0.14	0.26	0.35
Consumer and other	2.26	7.35	1.83	2.17	1.08
Total loans, net of unearned income	0.27%	0.27%	0.30%	0.40%	0.54%
Total non-performing assets as a percentage of total assets	0.22%	0.22%	0.25%	0.32%	0.42%
Allowance for loan losses and unfunded lending-related commitments losses as a percentage of non-accrual loans	352.70%	367.64%	341.29%	332.82%	241.93%

(1)As of September 30, 2021 and June 30, 2021, $445,000 and $320,000, respectively, of TDRs were past due greater than 90 days and still accruing interest. No TDRs as of March 31, 2021, December 31, 2020, and September 30, 2020 were past due greater than 90 days and still accruing interest.

Non-performing Loans Rollforward

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(In thousands)	2021	2021	2021	2020	2020	2021	2020

Balance at beginning of period	$87,690	$99,059	$127,513	$173,103	$188,284	$127,513	$117,588
Additions from becoming non-performing in the respective period	9,341	12,762	9,894	13,224	19,771	31,997	72,769
Additions from the adoption of ASU 2016-13	—	—	—	—	—	—	37,285
Return to performing status	(3,322)	—	(654)	(1,000)	(6,202)	(3,976)	(9,254)
Payments received	(5,568)	(12,312)	(22,731)	(30,146)	(3,733)	(40,611)	(22,883)
Transfer to OREO and other repossessed assets	(720)	(3,660)	(1,372)	(12,662)	(598)	(5,752)	(1,895)
Charge-offs, net	(548)	(4,684)	(2,952)	(7,817)	(6,583)	(8,184)	(22,018)
Net change for niche loans (1)	3,168	(3,475)	(10,639)	(7,189)	(17,836)	(10,946)	1,511
Balance at end of period	$90,041	$87,690	$99,059	$127,513	$173,103	$90,041	$173,103
(1)This includes activity for premium finance receivables and indirect consumer loans.

TDRs

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2021	2021	2021	2020	2020
Accruing TDRs:
Commercial	$4,532	$6,911	$7,536	$7,699	$7,863
Commercial real estate	8,385	9,659	9,478	10,549	10,846
Residential real estate and other	25,551	27,449	29,137	28,775	27,701
Total accrual	$38,468	$44,019	$46,151	$47,023	$46,410
Non-accrual TDRs: (1)
Commercial	$3,079	$4,104	$5,583	$10,491	$13,132
Commercial real estate	3,239	3,434	1,309	6,177	13,601
Residential real estate and other	3,685	4,190	3,540	4,501	5,392
Total non-accrual	$10,003	$11,728	$10,432	$21,169	$32,125
Total TDRs:
Commercial	$7,611	$11,015	$13,119	$18,190	$20,995
Commercial real estate	11,624	13,093	10,787	16,726	24,447
Residential real estate and other	29,236	31,639	32,677	33,276	33,093
Total TDRs	$48,471	$55,747	$56,583	$68,192	$78,535
(1)Included in total non-performing loans.

Other Real Estate Owned

	Three Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(In thousands)	2021	2021	2021	2020	2020
Balance at beginning of period	$15,572	$15,813	$16,558	$9,217	$10,197
Disposals/resolved	(1,949)	(3,152)	(2,162)	(3,839)	(1,532)
Transfers in at fair value, less costs to sell	315	3,660	1,587	11,508	777
Additions from acquisition	—	—	—	—	—
Fair value adjustments	(93)	(749)	(170)	(328)	(225)
Balance at end of period	$13,845	$15,572	$15,813	$16,558	$9,217

	Period End
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Balance by Property Type:	2021	2021	2021	2020	2020
Residential real estate	$1,592	$1,952	$2,713	$2,324	$1,839
Residential real estate development	934	1,030	1,287	1,691	—
Commercial real estate	11,319	12,590	11,813	12,543	7,378
Total	$13,845	$15,572	$15,813	$16,558	$9,217

TABLE 15: NON-INTEREST INCOME

	Three Months Ended					Q3 2021 compared to Q2 2021		Q3 2021 compared to Q3 2020
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2021	2021	2021	2020	2020	$ Change	% Change	$ Change	% Change
Brokerage	$5,230	$5,148	$5,040	$4,740	$4,563	$82	2%	$667	15%
Trust and asset management	26,301	25,542	24,269	22,062	20,394	759	3	5,907	29
Total wealth management	31,531	30,690	29,309	26,802	24,957	841	3	6,574	26
Mortgage banking	55,794	50,584	113,494	86,819	108,544	5,210	10	(52,750)	(49)
Service charges on deposit accounts	14,149	13,249	12,036	11,841	11,497	900	7	2,652	23
(Losses) gains on investment securities, net	(2,431)	1,285	1,154	1,214	411	(3,716)	NM	(2,842)	NM
Fees from covered call options	1,157	1,388	—	—	—	(231)	(17)	1,157	NM
Trading gains (losses), net	58	(438)	419	(102)	183	496	NM	(125)	(68)
Operating lease income, net	12,807	12,240	14,440	12,118	11,717	567	5	1,090	9
Other:
Interest rate swap fees	4,868	2,820	2,488	4,930	4,029	2,048	73	839	21
BOLI	2,154	1,342	1,124	2,846	1,218	812	61	936	77
Administrative services	1,359	1,228	1,256	1,263	1,077	131	11	282	26
Foreign currency remeasurement gains (losses)	77	(782)	99	(208)	(54)	859	NM	131	NM
Early pay-offs of capital leases	209	195	(52)	118	165	14	7	44	27
Miscellaneous	14,742	15,572	10,739	10,720	6,849	(830)	(5)	7,893	NM
Total Other	23,409	20,375	15,654	19,669	13,284	3,034	15	10,125	76
Total Non-Interest Income	$136,474	$129,373	$186,506	$158,361	$170,593	$7,101	5%	$(34,119)	(20)%
NM - Not meaningful.

	Nine Months Ended
	Sep 30,	Sep 30,	$	%
(Dollars in thousands)	2021	2020	Change	Change
Brokerage	$15,418	$13,991	$1,427	10%
Trust and asset management	76,112	59,543	16,569	28
Total wealth management	91,530	73,534	17,996	24
Mortgage banking	219,872	259,194	(39,322)	(15)
Service charges on deposit accounts	39,434	33,182	6,252	19
Gains (losses) on investment securities, net	8	(3,140)	3,148	NM
Fees from covered call options	2,545	2,292	253	11
Trading gains (losses), net	39	(902)	941	NM
Operating lease income, net	39,487	35,486	4,001	11
Other:
Interest rate swap fees	10,176	15,788	(5,612)	(36)
BOLI	4,620	1,884	2,736	NM
Administrative services	3,843	3,122	721	23
Foreign currency remeasurement loss	(606)	(413)	(193)	47
Early pay-offs of leases	352	514	(162)	(32)
Miscellaneous	41,053	25,287	15,766	62
Total Other	59,438	46,182	13,256	29
Total Non-Interest Income	$452,353	$445,828	$6,525	1%
NM - Not meaningful.

TABLE 16: MORTGAGE BANKING

	Three Months Ended					Nine Months Ended
(Dollars in thousands)	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Sep 30, 2020	Sep 30, 2021	Sep 30, 2020
Originations:
Retail originations	$1,153,265	$1,328,721	$1,641,664	$1,757,093	$1,590,699	$4,123,650	$3,952,775
Veterans First originations	405,663	395,290	580,303	594,151	635,876	1,381,256	1,700,711
Total originations for sale (A)	$1,558,928	$1,724,011	$2,221,967	$2,351,244	$2,226,575	$5,504,906	$5,653,486
Originations for investment	181,886	249,749	321,858	192,107	73,711	753,493	204,392
Total originations	$1,740,814	$1,973,760	$2,543,825	$2,543,351	$2,300,286	$6,258,399	$5,857,878

Retail originations as percentage of originations for sale	74%	77%	74%	75%	71%	75%	70%
Veterans First originations as a percentage of originations for sale	26	23	26	25	29	25	30

Purchases as a percentage of originations for sale	56%	53%	27%	35%	41%	43%	36%
Refinances as a percentage of originations for sale	44	47	73	65	59	57	64

Production Margin:
Production revenue (B) (1)	$39,247	$37,531	$71,282	$70,886	$94,148	$148,060	$236,908

Total originations for sale (A)	$1,558,928	$1,724,011	$2,221,967	$2,351,244	$2,226,575	$5,504,906	$5,653,486
Add: Current period end mandatory interest rate lock commitments to fund originations for sale (2)	510,982	605,400	798,534	1,072,717	1,544,234	510,982	1,544,234
Less: Prior period end mandatory interest rate lock commitments to fund originations for sale (2)	605,400	798,534	1,072,717	1,544,234	1,275,648	1,072,717	372,357
Total mortgage production volume (C)	$1,464,510	$1,530,877	$1,947,784	$1,879,727	$2,495,161	$4,943,171	$6,825,363

Production margin (B / C)	2.68%	2.45%	3.66%	3.77%	3.77%	3.00%	3.47%

Mortgage Servicing:
Loans serviced for others (D)	$12,720,126	$12,307,337	$11,530,676	$10,833,135	$10,139,878
MSRs, at fair value (E)	133,552	127,604	124,316	92,081	86,907
Percentage of MSRs to loans serviced for others (E / D)	1.05%	1.04%	1.08%	0.85%	0.86%
Servicing income	$10,454	$9,830	$9,636	$9,829	$8,118	$29,920	$22,057

Components of MSR:
MSR - current period capitalization	$15,546	$17,512	$24,616	$20,343	$20,936	$57,674	$50,734
MSR - collection of expected cash flows - paydowns	(1,036)	(991)	(728)	(688)	(590)	(2,755)	(1,556)
MSR - collection of expected cash flows - payoffs	(7,558)	(7,549)	(9,440)	(8,335)	(7,272)	(24,547)	(22,000)
Valuation:
MSR - changes in fair value model assumptions	(888)	(5,540)	18,045	(5,223)	(3,002)	11,617	(25,541)
Gain on derivative contract held as an economic hedge, net	—	—	—	—	—	—	4,749
MSR valuation adjustment, net of gain on derivative contract held as an economic hedge	$(888)	$(5,540)	$18,045	$(5,223)	$(3,002)	$11,617	$(20,792)

Summary of Mortgage Banking Revenue:
Production revenue (1)	$39,247	$37,531	$71,282	$70,886	$94,148	$148,060	$236,908
Servicing income	10,454	9,830	9,636	9,829	8,118	29,920	22,057
MSR activity	6,064	3,432	32,493	6,097	10,072	41,989	6,386
Other	29	(209)	83	7	(3,794)	(97)	(6,157)
Total mortgage banking revenue	$55,794	$50,584	$113,494	$86,819	$108,544	$219,872	$259,194
(1)Production revenue represents revenue earned from the origination and subsequent sale of mortgages, including gains on loans sold and fees from originations, changes in other related financial instruments carried at fair value, processing and other related activities, and excludes servicing fees, changes in the fair value of servicing rights and changes to the mortgage recourse obligation and other non-production revenue.
(2)Certain volume adjusted for the estimated pull-through rate of the loan, which represents the Company’s best estimate of the likelihood that a committed loan will ultimately fund.

TABLE 17: NON-INTEREST EXPENSE

	Three Months Ended					Q3 2021 compared to Q2 2021		Q3 2021 compared to Q3 2020
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2021	2021	2021	2020	2020	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$88,161	$91,089	$91,053	$93,535	$89,849	$(2,928)	(3)%	$(1,688)	(2)%
Commissions and incentive compensation	57,026	53,751	61,367	52,383	48,475	3,275	6	8,551	18
Benefits	25,725	27,977	28,389	25,198	25,718	(2,252)	(8)	7	—
Total salaries and employee benefits	170,912	172,817	180,809	171,116	164,042	(1,905)	(1)	6,870	4
Software and equipment	22,029	20,866	20,912	20,565	17,251	1,163	6	4,778	28
Operating lease equipment depreciation	10,013	9,949	10,771	9,938	9,425	64	1	588	6
Occupancy, net	18,158	17,687	19,996	19,687	15,830	471	3	2,328	15
Data processing	7,104	6,920	6,048	5,728	5,689	184	3	1,415	25
Advertising and marketing	13,443	11,305	8,546	9,850	7,880	2,138	19	5,563	71
Professional fees	7,052	7,304	7,587	6,530	6,488	(252)	(3)	564	9
Amortization of other intangible assets	1,877	2,039	2,007	2,634	2,701	(162)	(8)	(824)	(31)
FDIC insurance	6,750	6,405	6,558	7,016	6,772	345	5	(22)	—
OREO expense, net	(1,531)	769	(251)	(114)	(168)	(2,300)	NM	(1,363)	NM
Other:
Commissions - 3rd party brokers	884	889	846	764	778	(5)	(1)	106	14
Postage	2,018	1,900	1,743	1,849	1,529	118	6	489	32
Miscellaneous	23,435	21,262	21,317	26,304	26,002	2,173	10	(2,567)	(10)
Total other	26,337	24,051	23,906	28,917	28,309	2,286	10	(1,972)	(7)
Total Non-Interest Expense	$282,144	$280,112	$286,889	$281,867	$264,219	$2,032	1%	$17,925	7%
NM - Not meaningful.

	Nine Months Ended
	Sep 30,	Sep 30,	$	%
(Dollars in thousands)	2021	2020	Change	Change
Salaries and employee benefits:
Salaries	$270,303	$258,240	$12,063	5%
Commissions and incentive compensation	172,144	126,201	45,943	36
Benefits	82,091	70,519	11,572	16
Total salaries and employee benefits	524,538	454,960	69,578	15
Software and equipment	63,807	47,931	15,876	33
Operating lease equipment depreciation	30,733	27,977	2,756	10
Occupancy, net	55,841	50,270	5,571	11
Data processing	20,072	24,468	(4,396)	(18)
Advertising and marketing	33,294	26,446	6,848	26
Professional fees	21,943	20,896	1,047	5
Amortization of other intangible assets	5,923	8,384	(2,461)	(29)
FDIC insurance	19,713	17,988	1,725	10
OREO expense, net	(1,013)	(807)	(206)	NM
Other:
Commissions - 3rd party brokers	2,619	2,350	269	11
Postage	5,661	5,069	592	12
Miscellaneous	66,014	72,296	(6,282)	(9)
Total other	74,294	79,715	(5,421)	(7)
Total Non-Interest Expense	$849,145	$758,228	$90,917	12%
NM - Not meaningful.

TABLE 18: SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible book value per common share, return on average tangible common equity, pre-tax income, excluding provision for credit losses, and pre-tax income, excluding provision for credit losses, adjusted for net charge-offs. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company’s interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a fully taxable-equivalent basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability. Management considers pre-tax income, excluding provision for credit losses, and pre-tax income, excluding provision for credit losses, adjusted for net charge-offs, as a useful measurement of the Company’s core net income.

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(Dollars and shares in thousands)	2021	2021	2021	2020	2020	2021	2020
Reconciliation of Non-GAAP Net Interest Margin and Efficiency Ratio:
(A) Interest Income (GAAP)	$322,457	$319,579	$305,469	$307,981	$311,156	$947,505	$985,039
Taxable-equivalent adjustment:
- Loans	411	415	384	324	481	1,210	1,917
- Liquidity Management Assets	492	494	500	530	546	1,486	1,635
- Other Earning Assets	—	—	—	3	1	—	6
(B) Interest Income (non-GAAP)	$323,360	$320,488	$306,353	$308,838	$312,184	$950,201	$988,597
(C) Interest Expense (GAAP)	34,961	39,989	43,574	48,584	55,220	118,524	204,529
(D) Net Interest Income (GAAP) (A minus C)	$287,496	$279,590	$261,895	$259,397	$255,936	$828,981	$780,510
(E) Net Interest Income (non-GAAP) (B minus C)	$288,399	$280,499	$262,779	$260,254	$256,964	$831,677	$784,068
Net interest margin (GAAP)	2.58%	2.62%	2.53%	2.53%	2.56%	2.58%	2.79%
Net interest margin, fully taxable-equivalent (non-GAAP)	2.59	2.63	2.54	2.54	2.57	2.59	2.80
(F) Non-interest income	$136,474	$129,373	$186,506	$158,361	$170,593	$452,353	$445,828
(G) (Losses) gains on investment securities, net	(2,431)	1,285	1,154	1,214	411	8	(3,140)
(H) Non-interest expense	282,144	280,112	286,889	281,867	264,219	849,145	758,228
Efficiency ratio (H/(D+F-G))	66.17%	68.71%	64.15%	67.67%	62.01%	66.27%	61.67%
Efficiency ratio (non-GAAP) (H/(E+F-G))	66.03	68.56	64.02	67.53	61.86	66.13	61.49

Reconciliation of Non-GAAP Tangible Common Equity Ratio:
Total shareholders’ equity (GAAP)	$4,410,317	$4,339,011	$4,252,511	$4,115,995	$4,074,089
Less: Non-convertible preferred stock (GAAP)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
Less: Intangible assets (GAAP)	(675,910)	(678,333)	(680,052)	(681,747)	(683,314)
(I) Total tangible common shareholders’ equity (non-GAAP)	$3,321,907	$3,248,178	$3,159,959	$3,021,748	$2,978,275
(J) Total assets (GAAP)	$47,832,271	$46,738,450	$45,682,202	$45,080,768	$43,731,718
Less: Intangible assets (GAAP)	(675,910)	(678,333)	(680,052)	(681,747)	(683,314)
(K) Total tangible assets (non-GAAP)	$47,156,361	$46,060,117	$45,002,150	$44,399,021	$43,048,404
Common equity to assets ratio (GAAP) (L/J)	8.4%	8.4%	8.4%	8.2%	8.4%
Tangible common equity ratio (non-GAAP) (I/K)	7.0	7.1	7.0	6.8	6.9

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
(Dollars and shares in thousands)	2021	2021	2021	2020	2020	2021	2020
Reconciliation of Non-GAAP Tangible Book Value per Common Share:
Total shareholders’ equity	$4,410,317	$4,339,011	$4,252,511	$4,115,995	$4,074,089
Less: Preferred stock	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
(L) Total common equity	$3,997,817	$3,926,511	$3,840,011	$3,703,495	$3,661,589
(M) Actual common shares outstanding	56,956	57,067	57,023	56,770	57,602
Book value per common share (L/M)	$70.19	$68.81	$67.34	$65.24	$63.57
Tangible book value per common share (non-GAAP) (I/M)	58.32	56.92	55.42	53.23	51.70

Reconciliation of Non-GAAP Return on Average Tangible Common Equity:
(N) Net income applicable to common shares	$102,146	$98,118	$146,157	$94,213	$97,029	$346,421	$177,400
Add: Intangible asset amortization	1,877	2,039	2,007	2,634	2,701	5,923	8,384
Less: Tax effect of intangible asset amortization	(509)	(553)	(522)	(656)	(589)	(1,576)	(2,079)
After-tax intangible asset amortization	$1,368	$1,486	$1,485	$1,978	$2,112	$4,347	$6,305
(O) Tangible net income applicable to common shares (non-GAAP)	$103,514	$99,604	$147,642	$96,191	$99,141	$350,768	$183,705
Total average shareholders’ equity	$4,343,915	$4,256,778	$4,164,890	$4,050,286	$4,034,902	$4,255,851	$3,885,187
Less: Average preferred stock	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)	(270,849)
(P) Total average common shareholders’ equity	$3,931,415	$3,844,278	$3,752,390	$3,637,786	$3,622,402	$3,843,351	$3,614,338
Less: Average intangible assets	(677,201)	(679,535)	(680,805)	(682,290)	(684,717)	(679,167)	(687,331)
(Q) Total average tangible common shareholders’ equity (non-GAAP)	$3,254,214	$3,164,743	$3,071,585	$2,955,496	$2,937,685	$3,164,184	$2,927,007
Return on average common equity, annualized (N/P)	10.31%	10.24%	15.80%	10.30%	10.66%	12.05%	6.56%
Return on average tangible common equity, annualized (non-GAAP) (O/Q)	12.62	12.62	19.49	12.95	13.43	14.82	8.38

Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income, Adjusted for Net Charge-offs:
Income before taxes	$149,742	$144,150	$206,859	$134,711	$137,284	$500,751	$255,070
Add: Provision for credit losses	(7,916)	(15,299)	(45,347)	1,180	25,026	(68,562)	213,040
Pre-tax income, excluding provision for credit losses (non-GAAP)	$141,826	$128,851	$161,512	$135,891	$162,310	$432,189	$468,110
Less: Net charge-offs	(2)	(1,922)	(13,345)	(10,337)	(9,284)	(15,269)	(29,972)
Pre-tax income, excluding provision for credit losses, adjusted for net charge-offs (non-GAAP)	$141,824	$126,929	$148,167	$125,554	$153,026	$416,920	$438,138

WINTRUST SUBSIDIARIES AND LOCATIONS

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, N.A., Hinsdale Bank & Trust Company, N.A., Wintrust Bank, N.A., in Chicago, Libertyville Bank & Trust Company, N.A., Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, N.A., Schaumburg Bank & Trust Company, N.A., Village Bank & Trust, N.A., in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, N.A., State Bank of The Lakes, N.A., in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company, N.A. and Town Bank, N.A., in Hartland, Wisconsin.

In addition to the locations noted above, the banks also operate facilities in Illinois in Addison, Algonquin, Aurora, Bloomingdale, Bolingbrook, Buffalo Grove, Burbank, Cary, Clarendon Hills, Crete, Countryside, Darien, Deerfield, Des Plaines, Downers Grove, Elgin, Elk Grove Village, Elmhurst, Evanston, Evergreen Park, Frankfort, Geneva, Glen Ellyn, Glencoe, Glenview, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Homer Glen, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lemont, Lindenhurst, Lynwood, Markham, Maywood, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, Northfield, Norridge, Oak Lawn, Oak Park, Orland Park, Palatine, Park Ridge, Prospect Heights, Riverside, Rolling Meadows, Round Lake Beach, Shorewood, Skokie, South Holland, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Waukegan, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale, and in Wisconsin in Burlington, Clinton, Delafield, Delavan, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomonee Falls, Milwaukee, Pewaukee, Racine, Wales, Walworth and Wind Lake, and in Dyer, Indiana and in Naples, Florida.

Additionally, the Company operates various non-bank business units:
•FIRST Insurance Funding and Wintrust Life Finance, each a division of Lake Forest Bank & Trust Company, N.A., serve commercial and life insurance loan customers, respectively, throughout the United States.
•First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada.
•Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.
•Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A., engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.
•Wintrust Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.
•Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.
•The Chicago Trust Company, N.A., a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
•Wintrust Asset Finance offers direct leasing opportunities.
•CDEC provides Qualified Intermediary services (as defined by U.S. Treasury regulations) for taxpayers seeking to structure tax-deferred like-kind exchanges under Internal Revenue Code Section 1031.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, such as the impacts of the COVID-19 pandemic (including the emergence of variant strains), and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2020 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•the severity, magnitude and duration of the COVID-19 pandemic, including the emergence of variant strains, and the direct and indirect impact of such pandemic, as well as responses to the pandemic by the government, businesses and consumers, on our operations and personnel, commercial activity and demand across our business and our customers’ businesses;
•the disruption of global, national, state and local economies associated with the COVID-19 pandemic, which could affect the Company’s liquidity and capital positions, impair the ability of our borrowers to repay outstanding loans, impair collateral values and further increase our allowance for credit losses;
•the impact of the COVID-19 pandemic on our financial results, including possible lost revenue and increased expenses (including the cost of capital), as well as possible goodwill impairment charges;
•economic conditions that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;
•negative effects suffered by us or our customers resulting from changes in U.S. trade policies;
•the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;
•estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;
•the financial success and economic viability of the borrowers of our commercial loans;
•commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;
•the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for credit losses;
•inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;
•changes in the level and volatility of interest rates, the capital markets and other market indices (including developments and volatility arising from or related to the COVID-19 pandemic) that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;
•a prolonged period of near zero interest rates or potentially negative interest rates, either broadly or for some types of instruments, which may affect the Company’s net interest income and net interest margin, and which could materially adversely affect the Company’s profitability;
•competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;
•failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;
•unexpected difficulties and losses related to FDIC-assisted acquisitions;
•harm to the Company’s reputation;
•any negative perception of the Company’s financial strength;
•ability of the Company to raise additional capital on acceptable terms when needed;
•disruption in capital markets, which may lower fair values for the Company’s investment portfolio;
•ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;
•failure or breaches of our security systems or infrastructure, or those of third parties;
•security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion or data corruption attempts and identity theft;
•adverse effects on our information technology systems resulting from failures, human error or cyberattacks (including ransomware);
•adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;
•increased costs as a result of protecting our customers from the impact of stolen debit card information;
•accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;
•ability of the Company to attract and retain senior management experienced in the banking and financial services industries;
•environmental liability risk associated with lending activities;
•the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;
•losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;
•the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;
•the soundness of other financial institutions;
•the expenses and delayed returns inherent in opening new branches and de novo banks;
•liabilities, potential customer loss or reputational harm related to closings of existing branches;
•examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act;
•changes in accounting standards, rules and interpretations, and the impact on the Company’s financial statements;
•the ability of the Company to receive dividends from its subsidiaries;
•uncertainty about the discontinued use of LIBOR and transition to an alternative rate;
•a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise;
•legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those changes that are in response to the COVID-19 pandemic, including without limitation the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), the Economic Aid to Hard-Hit Small Businesses, Nonprofits and Venues Act, and the rules and regulations that may be promulgated thereunder;
•a lowering of our credit rating;
•changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to the COVID-19 pandemic or otherwise;
•regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business;
•increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;
•the impact of heightened capital requirements;
•increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;
•delinquencies or fraud with respect to the Company’s premium finance business;
•credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;
•the Company’s ability to comply with covenants under its credit facility; and
•fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation.

Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEBCAST AND REPLAY

The Company will hold a conference call on Wednesday, October 20, 2021 at 11:00 a.m. (Central Time) regarding third quarter and year-to-date 2021 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #2695417. A simultaneous audio-only webcast and replay of the conference call as well as an accompanying slide presentation may be accessed via the Company’s website at https://www.wintrust.com, Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the third quarter and year-to-date 2021 earnings press release will be available on the home page of the Company’s website at https://www.wintrust.com and at the Investor Relations, Investor News and Events, Press Releases link on its website.